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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated September 26, 1997 (File No. 333-36543), Form S-3 dated January 7, 1998 (File No. 333-42857), and Form S-3 dated March 12, 1998 (File No. 333-42365) of SmarTalk TeleServices, Inc. of our report dated
March 30, 1998 appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/s/ Price Waterhouse LLP

Century City, California
March 30, 1998